EXHIBIT 99.1

 TARRANT  APPAREL  GROUP  ENHANCES  FINANCIAL  POSITION  THROUGH  CLOSING OF $65
  MILLION CREDIT FACILITY FROM GUGGENHEIM CORPORATE FUNDING, LLC AND EXPANSION OF EXISTING FACILITIES WITH GMAC COMMERCIAL FINANCE LLC AND DBS BANK HONG
                                  KONG LIMITED

           NEW AND EXISTING AGREEMENTS EXPAND COMPANY'S BORROWING BASE
                              BY UP TO $30 MILLION

LOS  ANGELES--(BUSINESS  WIRE)--June  20,  2006--Tarrant  Apparel Group (NASDAQ:
TAGS), a design and sourcing company for private label and private brand casual apparel, announced today that it has closed a $65 million credit facility with Guggenheim Corporate Funding, LLC and expanded its existing facilities with GMAC Commercial Finance LLC and DBS Bank Hong Kong Limited. The credit facility with Guggenheim consists of an initial term loan of up to $25 million, which will be used to repay certain existing indebtedness and fund general operating and working capital needs. A second term loan of $40 million will be available to finance acquisitions acceptable to Guggenheim. The parties had announced on May 15, 2006 that they had entered into a commitment letter in connection with this transaction.

Tarrant Apparel also announced that existing lenders GMAC Commercial Finance LLC and DBS Bank Hong Kong Limited expanded their respective facilities. GMAC Commercial Finance and the other lender under this facility increased the credit facility with the Company from $45 million to $55 million, while DBS Bank increased its credit facility from $4.5 million to $25 million. The agreements collectively expand the Company's borrowing base by up to $30 million.

"We believe the agreements with new and existing lenders significantly expand our financial flexibility and provide us the capital to grow our business," said Gerard Guez, Tarrant Apparel Group's Chairman and interim CEO. "We are pleased that Guggenheim has agreed to make available a significant amount of capital to support our growth and that our existing lenders have increased their commitments. With access to additional funding, we are now in a better position to take advantage of new Private Label business opportunities. In addition, our new relationship with Guggenheim will provide us with the financial support to pursue acquisition opportunities which may be synergistic with our core competencies."

Durham  Capital   Corporation  acted  as  the  Company's  financial  advisor  in connection with the Guggenheim credit facility.

About Guggenheim Partners, LLC

Guggenheim Partners, LLC is a privately held, diversified financial services firm that, through its affiliated entities, provides financial advisory services, corporate finance, wealth management and investment management products to high-net-worth individuals and institutional investors. Presently, the firm and its affiliates manage and provide advisory services with respect to more than $100 billion of investment assets.

Forward Looking Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements about entering into the Guggenheim credit facility, our growth and new business opportunities and potential future acquisitions. Factors which could cause actual results to differ materially from these forward-looking statements include, among other things, softening of retailer or consumer acceptance of the Company's products, pricing pressures and other competitive factors, and our ability to identify and complete acquisitions on favorable terms that are acceptable to Guggenheim. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


CONTACT:
CEOcast, Inc. for Tarrant Apparel Group
Andrew Hellman, 212-732-4300


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